EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the 2016 Employee Stock Purchase Plan of LGI Homes, Inc., of our reports dated March 31, 2014 for the following entities:
LGI-GTIS Holdings, LLC and Subsidiaries;
LGI-GTIS Holdings II, LLC and Subsidiaries;
LGI-GTIS Holdings III, LLC and Subsidiaries; and
LGI-GTIS Holdings IV, LLC and Subsidiaries
Included in the 2015 Annual Report (Form 10-K) of LGI Homes, Inc. filed with the Securities and Exchange Commission.

/s/ Armanino LLP
San Ramon, CA
June 2, 2016